Exhibit 99.1

GM FINANCIAL REPORTS JUNE QUARTER OPERATING RESULTS

•	Earnings of $136 million

•	Loan and lease originations of $1.9 billion

•	Available liquidity of $2.1 billion

•	Annualized net credit losses of 1.5%

FORT WORTH, TEXAS August 2, 2012 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $136 million for the quarter ended June 30, 2012, compared to $96 million for the quarter ended June 30, 2011. Net income for the six months ended June 30, 2012 was $249 million, compared to $173 million for the six months ended June 30, 2011

Loan originations were $1.5 billion for the quarter ended June 30, 2012, compared to $1.4 billion for the quarter ended March 31, 2012, and $1.3 billion for the quarter ended June 30, 2011. Loan originations for the six months ended June 30, 2012 were $2.9 billion, compared to $2.5 billion for the six months ended June 30, 2011. The outstanding balance of consumer finance receivables totaled $10.4 billion at June 30, 2012.

Lease originations of General Motors Company (“GM”) vehicles were $394 million for the quarter ended June 30, 2012, compared to $384 million for the quarter ended March 31, 2012 and $173 million for the quarter ended June 30, 2011. Lease originations for the six months ended June 30, 2012 were $778 million, compared to $484 million for the six months ended June 30, 2011. Leased vehicles, net, totaled $1.4 billion at June 30, 2012.

Finance receivables 31-to-60 days delinquent were 4.1% of the portfolio at June 30, 2012, compared to 4.4% at June 30, 2011. Accounts more than 60 days delinquent were 1.5% of the portfolio at June 30, 2012, compared to 1.7% a year ago.

Annualized net credit losses were 1.5% of average consumer finance receivables for the quarter ended June 30, 2012, compared to 2.4% for the quarter ended June 30, 2011. For the six months ended June 30, 2012, annualized net credit losses were 2.0%, compared to 3.2% last year.

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The Company had total available liquidity of $2.1 billion at June 30, 2012, consisting of $952 million of unrestricted cash, approximately $891 million of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,600 employees, over 800,000 customers and $12 billion in finance receivables and leased vehicles. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2011. Such risks include – but are not limited to – changes in general economic and business conditions, GM’s ability to sell new vehicles in the United States and Canada that we finance, interest rate fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net credit losses, delinquencies and prepayments on the loans and leases we originate, the prices at which used cars are sold in the wholesale auction markets, changes in business strategy, including expansion of product lines and credit risk appetite and significant litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	June 30, 2011
Revenue
Finance charge income	$403,317	$290,916	$761,573	$558,762
Other income	83,194	38,969	156,341	66,290

	486,511	329,885	917,914	625,052

Costs and expenses
Operating expenses	92,717	85,379	190,586	161,785
Leased vehicles expenses	51,011	13,098	91,657	21,582
Provision for loan losses	61,876	44,570	110,430	83,994
Interest expense	64,176	42,817	127,268	83,434

	269,780	185,864	519,941	350,795

Income before income taxes	216,731	144,021	397,973	274,257
Income tax provison	80,436	48,203	149,399	101,201

Net income	$136,295	$95,818	$248,574	$173,056

Consolidated Balance Sheets

(Unaudited, in Thousands)

	June 30, 2012	December 31, 2011	June 30, 2011
Assets
Cash and cash equivalents	$952,091	$572,297	$525,728
Finance receivables, net	10,030,657	9,162,492	8,587,015
Restricted cash – securitization notes payable	705,022	919,283	937,162
Restricted cash – credit facilities	115,396	136,556	109,386
Property and equipment, net	50,079	47,440	46,810
Leased vehicles, net	1,366,785	809,491	439,430
Deferred income taxes	147,366	108,684	119,975
Goodwill	1,107,966	1,107,982	1,108,696
Other assets	164,190	178,695	210,971

Total assets	$14,639,552	$13,042,920	$12,085,173

Liabilities and Shareholder’s Equity
Liabilities
Credit facilities	$523,235	$1,099,391	$422,756
Securitization notes payable	8,626,823	6,937,841	6,880,681
Senior notes	500,000	500,000	569,870
Convertible senior notes	500	500	1,447
Accounts payable and accrued expenses	203,486	160,172	185,139
Deferred income	56,608	24,987	18,222
Taxes payable	90,777	85,477	75,203
Intercompany taxes payable	478,161	300,306	186,155
Interest rate swap and cap agreements	2,732	11,208	35,206

Total liabilities	10,482,322	9,119,882	8,374,679

Shareholder’s equity	4,157,230	3,923,038	3,710,494

Total liabilities and shareholder’s equity	$14,639,552	$13,042,920	$12,085,173

Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$136,295	$95,818	$248,574	$173,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,796	23,176	112,361	41,044
Amortization of purchase accounting premium	(9,053)	(21,574)	(18,997)	(44,691)
Amortization of carrying value adjustment	(11,823)	58,995	8,346	126,922
Accretion and amortization of loan and leasing fees	(13,176)	(4,978)	(24,263)	(7,914)
Provision for loan losses	61,876	44,570	110,430	83,994
Deferred income taxes	(28,082)	59,645	(37,734)	37,856
Stock-based compensation expense	1,955	3,128	2,539	6,053
Other	(3,341)	(8,336)	(8,897)	(17,180)
Changes in assets and liabilities, net of assets and liabilities acquired:
Other assets	(11,069)	14,523	(13,012)	26,044
Accounts payable and accrued expenses	(6,492)	3,544	19,182	(9,221)
Taxes payable	1,193	(104,430)	5,301	(87,313)
Intercompany taxes payable	105,477	89,124	177,855	143,941

Net cash provided by operating activities	285,556	253,205	581,685	472,591

Cash flows from investing activities:
Purchases of consumer finance receivables, net	(1,505,445)	(1,318,304)	(2,870,107)	(2,453,086)
Principal collections and recoveries on consumer finance receivables	1,024,088	925,885	2,040,006	1,880,176
Fundings of commercial finance receivables	(173,158)		(173,158)
Collections of commercial finance receivables	46,237		46,237
Net purchases of leased vehicles	(304,474)	(89,361)	(602,922)	(396,687)
Net change in restricted cash and other	163,135	87,535	247,424	(23,351)

Net cash used in investing activities	(749,617)	(394,245)	(1,312,520)	(992,948)

Cash flows from financing activities:
Net change in credit facilities	(249,854)	(988,493)	(574,134)	(407,482)
Net change in securitization notes payable	1,076,524	840,205	1,707,824	795,147
Issuance of senior notes		500,000		500,000
Other net changes	(18,230)	(16,926)	(22,991)	(34,735)

Net cash provided by financing activities	808,440	334,786	1,110,699	852,930

Net increase in cash and cash equivalents	344,379	193,746	379,864	332,573
Effect of Canadian exchange rate changes on cash and cash equivalents	(1,079)	(1,201)	(70)	(1,399)
Cash and cash equivalents at beginning of period	608,791	333,183	572,297	194,554

Cash and cash equivalents at end of period	$952,091	$525,728	$952,091	$525,728

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Consumer loan originations	$1,489,402	$1,349,222	$2,885,159	$2,487,143
GM lease originations	394,360	172,764	778,159	483,711
GM new vehicle loans as a percent of total loan originations	30.9%	30.0%	30.2%	26.4%
GM new vehicle loans and leases as a percent of total loan and lease originations	45.4%	38.0%	45.0%	38.4%
Consumer loans securitized	$2,433,616	$2,068,978	$4,349,335	$2,917,788
Commercial finance fundings	173,796		173,796

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Average consumer finance receivables	$10,237,530	$8,926,612	$10,030,179	$8,797,154
Average commercial finance receivables	55,921		31,955

Average finance receivables	10,293,451	8,926,612	10,062,134	8,797,154
Average leased vehicles, net	1,231,419	377,928	1,100,369	243,105

Average earning assets	$11,524,870	$9,304,540	$11,162,503	$9,040,259

Finance Receivables

Consumer:

	June 30, 2012		December 31, 2011	June 30, 2011
Pre-acquisition consumer finance receivables—outstanding balance	$3,100,850	*	$4,366,075	$5,886,828

Pre-acquisition consumer finance receivables—carrying value	2,812,205		4,027,361	5,471,957
Post-acquisition consumer finance receivables, net of fees	7,340,242	*	5,313,899	3,222,584

	$10,152,447		$9,341,260	$8,694,541
Less: allowance for loan losses on post-acquisition consumer finance receivables	(249,350)		(178,768)	(107,526)

Total consumer finance receivables, net	9,903,097		9,162,492	8,587,015

Commercial:
Commercial finance receivables, net of fees	127,560
Less: allowance for loan losses on commercial finance receivables

Total commercial finance receivables, net	127,560

Total finance receivables, net	$10,030,657		$9,162,492	$8,587,015

Allowance for loan losses as a percent of post-acquisition consumer finance receivables	3.4%		3.4%	3.3%

*	The outstanding balance of consumer finance receivables totaling $10.4 billion at June 30, 2012, is the sum of pre-acquisition consumer finance receivables – outstanding balance and post-acquisition consumer finance receivables, net of fees.

	June 30, 2012	June 30, 2011
Loan delinquency as a percent of ending consumer finance receivables:
31—60 days	4.1%	4.4%
Greater than 60 days	1.5	1.7

Total	5.6%	6.1%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results.

The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Charge-offs	$52,741	$6,738	$103,799	$8,547
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	65,147	123,072	168,764	304,900

Credit losses on the combined portfolio	$117,888	$129,810	$272,563	$313,447

Credit losses on the combined portfolio	$117,888	$129,810	$272,563	$313,447
Less: recoveries	(80,315)	(75,550)	(174,300)	(174,351)

Net credit losses on the combined portfolio	$37,573	$54,260	$98,263	$139,096

Annualized net credit losses as a percent of average consumer finance receivables	1.5%	2.4%	2.0%	3.2%

Recoveries as a percent of gross repossession credit losses	67.7%	56.4%	62.6%	53.6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	June 30, 2011	2012	2011
Contracts receiving a payment deferral as an average quarterly percent of average consumer finance Receivables	5.3%	4.9%	5.3%	5.1%

Operating expenses	$92,717	$85,379	$190,586	$161,785

Annualized operating expenses as a percent of average earning assets	3.2%	3.7%	3.4%	3.6%

Contact:

Investor Relations

(817) 302-7000